TERM SHEET                                                                      TERM SHEET NO. 1 TO
To prospectus dated May 30, 2006,                                       PRODUCT SUPPLEMENT NO. 30-I
prospectus supplement dated May 30, 2006,                             UNDERLYING SUPPLEMENT NO. 100
product supplement no. 30-I dated December 12, 2006 and       REGISTRATION STATEMENT NO. 333-134553
underlying supplement no. 100 dated December 12, 2006                       DATED DECEMBER 13, 2006
                                                                                           RULE 433

LEHMAN BROTHERS HOLDINGS INC.
$
BUFFERED ANNUAL REVIEW NOTES LINKED TO THE S&P 500(R) INDEX (SPX) DUE
DECEMBER 29, 2009

GENERAL

o   Senior unsecured obligations of Lehman Brothers Holdings Inc. maturing
    December 29, 2009+.

o   Payment is linked to the S&P 500(R) Index. You may lose some or all of your investment.

o   The notes are designed for investors who seek early exit prior to maturity at a premium if the S&P 500(R) Index is at or above its Call Level on any of the three annual Review Dates. If the notes are not called, investors are protected at maturity against up to a 10% decline of the Index from the
    Initial Index Level on the Final Review Date but will lose some or all of their principal if the Index declines by more than 10% from the Initial
    Index Level. Investors will receive no interest payments and may lose some or all of their principal.

o   The First Review Date, and therefore the earliest call date, is December 27,
    2007.

o   Minimum denominations of $1,000 and integral multiples thereof.

o   The minimum initial investment is $10,000.

o   The notes are expected to price on or about December 26, 2006 ++ (the
    "expected pricing date") and are expected to settle on or about December 29,
    2006.

KEY TERMS

Index:              The S&P 500(R) Index (the "Index").

Automatic Call:     If the Index closing level on any Review Date is above or
                    equal to the applicable Call Level, the notes will be
                    automatically called for a cash payment per $1,000 principal amount note that will vary depending on the applicable
                    Review Date and call premium.

                    If the notes are automatically called on a Review Date other than the Final Review Date, we will pay the applicable cash payment of $1,000 plus the applicable call premium on the
                    third business day after the applicable Review Date.+ If the notes are automatically called on the Final Review Date, we will pay the applicable cash payment of $1,000 plus the
                    applicable call premium on the maturity date.+

Call Level:         100% of the Initial Index Level.

Payment if
Called:             For every $1,000 principal amount note, you will receive one cash payment of $1,000 plus a call premium calculated as
                    follows:

                    o   6.75% - 7.25% x $1,000 if called on the First Review
                        Date

                    o   13.50% - 14.50% x $1,000 if called on the Second Review
                        Date

                    o   20.25% - 21.75%* x $1,000 if called on the Final Review
                        Date

                    * The actual percentage applicable to the First, Second and
                    Final Review Dates will be determined on the pricing date
                    but will not be less than 6.75%, 13.50% and 20.25%,
                    respectively.

Payment at          If the notes are not automatically called, your principal is
Maturity:           protected at maturity against up to a 10% decline of the
                    Index from the Initial Index Level. If the Ending Index
                    Level has declined by up to 10% from the Initial Index
                    Level, you will receive a cash payment of $1,000 per $1,000 principal amount note.

                    If the Ending Index Level has declined by more than 10% from the Initial Index Level, you will lose an amount equal to 1%
                    of the principal amount of your notes multiplied by the
                    Leverage Factor, or 1.11111%, for every 1% that the Index
                    declines beyond 10% and your cash payment per $1,000
                    principal amount note will be calculated as follows:

                         $1,000 + [($1,000 x (Index Return + 10%) x 1.11111)]

                    Assuming the notes are not automatically called, you will
                    lose some or all of your investment at maturity if the Index
                    Return reflects a decline of more than 10%.

Buffer Amount:      10%

Leverage Factor:    1.11111

Index Return:       The performance of the Index from the Initial Index Level to the Ending Index Level calculated as follows:

                           Ending Index Level - Initial Index Level
                           ----------------------------------------
                                     Initial Index Level

Initial Index
Level:              The Index closing level on the pricing date.

Ending Index
Level:              The Index closing level on the Final Review Date.

Review Dates:       December 27, 2007+ (First Review Date), December 26, 2008+
                    (Second Review Date) and December 23, 2009+
                    (Final Review Date)

Maturity Date:      December 29, 2009+

+     Subject to postponement in the event of a market disruption event and as described under "Description of Notes - Payment at Maturity" or
      "Description of Notes - Automatic Call," as applicable, in the accompanying product supplement no. 30-I.

++    The pricing of the notes is subject to our special tax counsel delivering to us their opinion as described under "Certain U.S. Federal Income Tax
      Consequences."

INVESTING IN THE BUFFERED ANNUAL REVIEW NOTES LINKED TO THE S&P 500(R) INDEX
INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE SS-1 OF THE
ACCOMPANYING PRODUCT SUPPLEMENT NO. 30-I, "RISK FACTORS" BEGINNING ON PAGE US-1
OF THE ACCOMPANYING UNDERLYING SUPPLEMENT NO. 100 AND "SELECTED RISK FACTORS"
BEGINNING ON PAGE TS-2 OF THIS TERM SHEET.

Lehman Brothers Holdings Inc. has filed a registration statement (including a base prospectus) with the U.S. Securities and Exchange Commission, or SEC, for
this offering. Before you invest, you should read the base prospectus dated May
30, 2006, the MTN prospectus supplement dated May 30, 2006, product supplement
no. 30-I dated December 12, 2006, underlying supplement no. 100 dated December
12, 2006, and other documents that Lehman Brothers Holdings Inc. has filed with the SEC for more complete information about Lehman Brothers Holdings Inc. and this offering. Buyers should rely upon the base prospectus, MTN prospectus supplement, product supplement no. 30-I, underlying supplement no. 100, this term sheet and any other relevant terms supplement and

any relevant free writing prospectus for complete details. You may get these documents and other documents Lehman Brothers Holdings has filed for free by searching the SEC online database (EDGAR(R)) at www.sec.gov, with "Lehman
Brothers Holdings Inc." as a search term. Alternatively, Lehman Brothers Inc., or any other dealer participating in the offering will arrange to send you the base prospectus, the MTN prospectus supplement, product supplement no. 30-I, underlying supplement no. 100, this term sheet and any other relevant terms supplement and the final pricing supplement (when completed) if you request it by calling your Lehman Brothers sales representative, such other dealer or
1-888-603-5847.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet, the accompanying base prospectus, MTN prospectus supplement, product supplement no. 30-I, underlying supplement no.
100 and any other relevant terms supplement. Any representation to the contrary is a criminal offense.

                    PRICE TO PUBLIC(1)     COMMISSION(2)      PROCEEDS TO US
--------------------------------------------------------------------------------
PER NOTE            $                      $                  $
--------------------------------------------------------------------------------
TOTAL               $                      $                  $
--------------------------------------------------------------------------------

(1)   The price to public includes the cost of hedging our obligations under the notes through one or more of our affiliates. Lehman Brothers Inc. and/or an affiliate may earn additional income as a result of payments pursuant to the hedges.

(2)   Lehman Brothers Inc. expects to receive $15.00 per $1,000 principal amount, or 1.5%, in commission.

                                 LEHMAN BROTHERS
December 13, 2006

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this term sheet together with the base prospectus, as supplemented by the MTN prospectus supplement relating to our Series I medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 30-I and underlying supplement
no. 100. Buyers should rely upon the base prospectus, MTN prospectus supplement, product supplement no. 30-I, underlying supplement no. 100, this term sheet and any other relevant terms supplement and any relevant free writing prospectus for complete details. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk
Factors" in the accompanying product supplement no. 30-I and "Risk Factors" in the accompanying underlying supplement no. 100, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

      o     Product supplement no. 30-I dated December 12, 2006:
            http://www.sec.gov/Archives/edgar/data/806085/000095013606010224/
            0000950136-06-010224.txt

      o     Underlying supplement no. 100 dated December 12, 2006:
            http://www.sec.gov/Archives/edgar/data/806085/000095013606010223/
            file1.htm

      o     MTN prospectus supplement dated May 30, 2006:
            http://www.sec.gov/Archives/edgar/data/806085/000104746906007785/
            a2170815z424b2.htm

      o     Base prospectus dated May 30, 2006:
            http://www.sec.gov/Archives/edgar/data/806085/000104746906007771/
            a2165526zs-3asr.htm

As used in this term sheet, the "Company," "we," "us," or "our" refers to Lehman
Brothers Holdings Inc.

SELECTED PURCHASE CONSIDERATIONS

      o     APPRECIATION POTENTIAL: If the Index closing level is above or equal to the Call Level on a Review Date, your investment will yield a payment per $1,000 principal amount note of $1,000 plus: (i) 6.75% -
            7.25%* x $1,000 if called on the First Review Date; (ii) 13.50% -
            14.50%* x $1,000 if called on the Second Review Date; or (iii)
            20.25% - 21.75%* x $1,000 if called on the Final Review Date.
            Because the notes are our senior unsecured obligations, payment of any amount if automatically called or at maturity is subject to our ability to pay our obligations as they become due.
            * The actual percentage applicable to the Review Dates above will be determined on the pricing date but will not be less than 6.75%,
            13.50% and 20.25%, respectively.

      o     POTENTIAL EARLY EXIT WITH APPRECIATION AS A RESULT OF AUTOMATIC CALL
            FEATURE: While the original term of the notes is three years, the notes will be automatically called before maturity if the Index closing level is at or above the applicable Call Level on a Review
            Date and you will be entitled to the applicable payment set forth on the cover of this term sheet.

      o     LIMITED PROTECTION AGAINST LOSS: If the notes are not automatically called and the Ending Index Level declines by no more than 10% as compared to the Initial Index Level, you will be entitled to receive the full principal amount of your notes at maturity. If the Ending
            Index Level declines by more than 10% as compared to the Initial
            Index Level, for every 1% that the Index has declined below 10%, you will lose an amount equal to 1.11111% of the principal amount of your notes.

                                      TS-1

      o     DIVERSIFICATION OF THE S&P 500(R) INDEX: The return on the notes is linked to the performance of the S&P 500(R) Index. The S&P 500(R)
            Index consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. For additional information about the Index, see "The S&P 500(R) Index" in the accompanying underlying supplement no. 100.

      o     CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES: The pricing of the notes is subject to delivery of an opinion of our special tax counsel, Simpson Thacher & Bartlett LLP, that it is reasonable to treat the notes as cash-settled financial contracts for U.S. federal income tax purposes, as described under "Certain U.S. Federal Income
            Tax Consequences" in product supplement no. 30-I, and will be based on certain factual representations to be received from us on or prior to the pricing date.

SELECTED RISK FACTORS

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Index or any of the stocks underlying the Index. These risks are explained in more detail in the "Risk
Factors" section of the accompanying product supplement no. 30-I and in the
"Risk Factors" section of the accompanying underlying supplement no. 100. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

      o     YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS: If the notes are not automatically called and the Ending Index Level declines by more than 10% compared to the Initial Index Level, you will lose 1.11111%
            of your principal amount for every 1% decline in the Ending Index
            Level compared to the Initial Index Level beyond the 10% buffer.

      o     LIMITED RETURN ON THE NOTES: Your potential gain on the notes will be limited to the call premium applicable for a Review Date, as set forth on the cover of this term sheet, regardless of the
            appreciation in the Index, which may be significant. Because the
            Index closing level at various times during the term of the notes could be above the Index closing level on the Review Dates and at maturity, you may receive a lower payment if automatically called or at maturity, as the case may be, than you would have if you had invested directly in the Index.

      o     NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS: As a holder of the notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks underlying the
            S&P 500 Index would have.

      o     DEALER INCENTIVES: We and our affiliates act in various capacities with respect to the notes. Lehman Brothers Inc. and other of our affiliates may act as a principal, agent or dealer in connection with the notes. Such affiliates, including the sales
            representatives, will derive compensation from the distribution of the notes and such compensation may serve as an incentive to sell these notes instead of other investments. We will pay compensation of up to $15.00 per note to the principals, agents and dealers in connection with the distribution of the notes.

      o     CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF
            THE NOTES PRIOR TO MATURITY: While the payment on any Review Date or at maturity described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates.
            As a result, the price, if any, at which Lehman Brothers Inc. will be willing to purchase notes from you in secondary market
            transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. YOU SHOULD BE WILLING TO HOLD THE
            NOTES TO MATURITY.

      o     LACK OF LIQUIDITY: The notes will not be listed on any securities exchange. Lehman Brothers Inc. intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

                                      TS-2

            Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Lehman Brothers Inc.
            is willing to buy the notes. If you are an employee of Lehman
            Brothers Holdings Inc. or one of our affiliates, you may not be able to purchase the notes from us and your ability to sell or trade the notes in the secondary market.

      o     POTENTIAL CONFLICTS: We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. In addition, we are one of the companies that make up the Index. We will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the Index and the notes.

      o     MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES:
            In addition to the level of the Index on any day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

            o   the expected volatility of the Index;

            o   the time to maturity of the notes;

            o   the dividend rate on the stocks underlying the Index;

            o   interest and yield rates in the market generally;

            o   a variety of economic, financial, political, regulatory or judicial events; and

            o   our creditworthiness, including actual or anticipated downgrades in our credit ratings.

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE UPON AN AUTOMATIC CALL OR AT MATURITY

The following table illustrates the hypothetical simple total return (i.e., not compounded) on the notes that could be realized on the applicable Review Date for a range of movements in the Index as shown under the column "Index
Appreciation/Depreciation at Review Date." The following table assumes a Call
Level equal to a hypothetical Initial Index Level of 1412.00. The table assumes that the percentages used to calculate the call price applicable to the First,
Second and Final Review Dates are 7.00%, 14.00% and 21.00%, respectively (in each case based on the midpoint of the range of expected call (premiums), regardless of the appreciation of the Index, which may be significant; the actual percentages will be determined on the pricing date. There will be only one payment on the notes whether automatically called or at maturity. An entry of "N/A" indicates that the notes would not be automatically called on the applicable Review Date and no payment would be made for such date. The following results are based solely on the hypothetical example cited. The numbers appearing in the table below have been rounded for ease of analysis.

                                      TS-3

                        INDEX
                   APPRECIATION /       TOTAL RETURN AT      TOTAL RETURN AT     TOTAL RETURN AT
     INDEX         DEPRECIATION AT       FIRST REVIEW         SECOND REVIEW       FINAL REVIEW
     LEVEL           REVIEW DATE             DATE                 DATE                DATE
------------------------------------------------------------------------------------------------

      988.40                 -30.0%           N/A                  N/A               -22.22%
     1059.00                 -25.0%           N/A                  N/A               -16.67%
     1129.60                 -20.0%           N/A                  N/A               -11.11%
     1200.20                 -15.0%           N/A                  N/A               -5.56%
     1270.80                 -10.0%           N/A                  N/A                0.00%
     1341.40                  -5.0%           N/A                  N/A                0.00%
     1412.00                   0.0%          7.00%               14.00%              21.00%
     1482.60                   5.0%          7.00%               14.00%              21.00%
     1553.20                  10.0%          7.00%               14.00%              21.00%
     1623.80                  15.0%          7.00%               14.00%              21.00%
     1694.40                  20.0%          7.00%               14.00%              21.00%
     1765.00                  25.0%          7.00%               14.00%              21.00%
     1835.60                  30.0%          7.00%               14.00%              21.00%

The following examples illustrate how the total returns set forth in the table above are calculated.

EXAMPLE 1: THE LEVEL OF THE INDEX INCREASES FROM THE INITIAL INDEX LEVEL OF
1412.00 TO AN INDEX CLOSING LEVEL OF 1553.20 ON THE FIRST REVIEW DATE. Because
the Index Closing Level on the First Review Date of 1553.20 is above the Call
Level of 1412.00, the notes are automatically called, and the investor receives a single payment of $70.00 per $1,000 principal amount note calculated as follows:

                      $1,000 + (7.00% x $1,000) = $1,070.00

EXAMPLE 2: THE LEVEL OF THE INDEX DECREASES FROM THE INITIAL INDEX LEVEL OF
1412.00 TO AN INDEX CLOSING LEVEL OF 1270.80 ON THE FIRST REVIEW DATE, 1200.20
ON THE SECOND REVIEW DATE AND 1341.40 ON THE FINAL REVIEW DATE. Because (a) the
Index closing level on each of the Review Dates (1270.80, 1200.20 and 1341.40)
is below the Call Level of 1412.00, and (b) the Ending Index Level has not
declined by more than 10% from the Initial Index Level, the notes are not automatically called and the payment at maturity is the principal amount of
$1,000 per $1,000 principal amount note.

EXAMPLE 3: THE LEVEL OF THE INDEX DECREASES FROM THE INITIAL INDEX LEVEL OF
1412.00 TO AN INDEX CLOSING LEVEL OF 1270.80 ON THE FIRST REVIEW DATE, 1242.56
ON THE SECOND REVIEW DATE AND 1129.60 ON THE FINAL REVIEW DATE. Because (a) the
Index Closing Level on each of the Review Dates (1270.80, 1242.56 and 1129.60)
is below the Call Level of 1412.00, and (b) the Ending Index Level is more than
10% below the Initial Index Level, the notes are not automatically called and the investor will receive a payment that is less than the principal amount of each $1,000 principal amount note calculated as follows:

              $1,000 + [$1,000 x (-20% + 10%) x 1.11111] = $888.89

HISTORICAL INFORMATION

We obtained the Index closing levels below from Bloomberg Financial Markets, and accordingly make no representation or warranty as to their accuracy or completeness. The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the Index closing level on any Review Date. We cannot give you assurance that the performance of the Index will result in the return of any of your initial investment.

The following graph sets forth the historical performance of the S&P 500 Index based on the weekly Index closing level from January 1, 2001 through December 8,
2006. The Index closing level on December 12, 2006 was 1411.56.

                                      TS-4

                WEEKLY HISTORICAL PERFORMANCE OF S&P 500(R) INDEX

                               DATE        INDEX LEVEL

                             1/5/2001       1298.35
                            1/12/2001       1318.32
                            1/19/2001       1342.55
                            1/26/2001       1354.95
                             2/2/2001       1349.47
                             2/9/2001       1314.76
                            2/16/2001       1301.53
                            2/23/2001       1245.86
                             3/2/2001       1234.18
                             3/9/2001       1233.42
                            3/16/2001       1150.53
                            3/23/2001       1139.83
                            3/30/2001       1160.33
                             4/6/2001       1128.43
                            4/13/2001       1183.50
                            4/20/2001       1242.98
                            4/27/2001       1253.05
                             5/4/2001       1266.61
                            5/11/2001       1245.67
                            5/18/2001       1291.96
                            5/25/2001       1277.89
                             6/1/2001       1260.67
                             6/8/2001       1264.96
                            6/15/2001       1214.36
                            6/22/2001       1225.35
                            6/29/2001       1224.42
                             7/6/2001       1190.59
                            7/13/2001       1215.68
                            7/20/2001       1210.85
                            7/27/2001       1205.82
                             8/3/2001       1214.35
                            8/10/2001       1190.16
                            8/17/2001       1161.97
                            8/24/2001       1184.93
                            8/31/2001       1133.58
                             9/7/2001       1085.78
                            9/14/2001       1092.54
                            9/21/2001        965.80
                            9/28/2001       1040.94
                            10/5/2001       1071.38
                           10/12/2001       1091.65
                           10/19/2001       1073.48
                           10/26/2001       1104.61
                            11/2/2001       1087.20
                            11/9/2001       1120.31
                           11/16/2001       1138.65
                           11/23/2001       1150.34
                           11/30/2001       1139.45
                            12/7/2001       1158.31

                WEEKLY HISTORICAL PERFORMANCE OF S&P 500(R) INDEX

                               DATE        INDEX LEVEL

                           12/14/2001       1123.09
                           12/21/2001       1144.89
                           12/28/2001       1161.02
                             1/4/2002       1172.51
                            1/11/2002       1145.60
                            1/18/2002       1127.58
                            1/25/2002       1133.28
                             2/1/2002       1122.20
                             2/8/2002       1096.22
                            2/15/2002       1104.18
                            2/22/2002       1089.84
                             3/1/2002       1131.78
                             3/8/2002       1164.31
                            3/15/2002       1166.16
                            3/22/2002       1148.70
                            3/29/2002       1147.39
                             4/5/2002       1122.73
                            4/12/2002       1111.01
                            4/19/2002       1125.17
                            4/26/2002       1076.32
                             5/3/2002       1073.43
                            5/10/2002       1054.99
                            5/17/2002       1106.59
                            5/24/2002       1083.82
                            5/31/2002       1067.14
                             6/7/2002       1027.53
                            6/14/2002       1007.27
                            6/21/2002        989.14
                            6/28/2002        989.82
                             7/5/2002        989.03
                            7/12/2002        921.39
                            7/19/2002        847.76
                            7/26/2002        852.84
                             8/2/2002        864.24
                             8/9/2002        908.64
                            8/16/2002        928.77
                            8/23/2002        940.86
                            8/30/2002        916.07
                             9/6/2002        893.92
                            9/13/2002        889.81
                            9/20/2002        845.39
                            9/27/2002        827.37
                            10/4/2002        800.58
                           10/11/2002        835.32
                           10/18/2002        884.39
                           10/25/2002        897.65
                            11/1/2002        900.96
                            11/8/2002        894.74
                           11/15/2002        909.83
                           11/22/2002        930.55

                WEEKLY HISTORICAL PERFORMANCE OF S&P 500(R) INDEX

                               DATE        INDEX LEVEL

                           11/29/2002        936.31
                            12/6/2002        912.23
                           12/13/2002        889.48
                           12/20/2002        895.75
                           12/27/2002        875.40
                             1/3/2003        908.59
                            1/10/2003        927.57
                            1/17/2003        901.78
                            1/24/2003        861.40
                            1/31/2003        855.70
                             2/7/2003        829.69
                            2/14/2003        834.89
                            2/21/2003        848.17
                            2/28/2003        841.15
                             3/7/2003        828.89
                            3/14/2003        833.27
                            3/21/2003        895.79
                            3/28/2003        863.50
                             4/4/2003        878.85
                            4/11/2003        868.30
                            4/18/2003        893.58
                            4/25/2003        898.81
                             5/2/2003        930.08
                             5/9/2003        933.41
                            5/16/2003        944.30
                            5/23/2003        933.22
                            5/30/2003        963.59
                             6/6/2003        987.76
                            6/13/2003        988.61
                            6/20/2003        995.69
                            6/27/2003        976.22
                             7/4/2003        985.70
                            7/11/2003        998.14
                            7/18/2003        993.32
                            7/25/2003        998.68
                             8/1/2003        980.15
                             8/8/2003        977.59
                            8/15/2003        990.67
                            8/22/2003        993.06
                            8/29/2003       1008.01
                             9/5/2003       1021.39
                            9/12/2003       1018.63
                            9/19/2003       1036.30
                            9/26/2003        996.85
                            10/3/2003       1029.85
                           10/10/2003       1038.06
                           10/17/2003       1039.32
                           10/24/2003       1028.91
                           10/31/2003       1050.71
                            11/7/2003       1053.21

                WEEKLY HISTORICAL PERFORMANCE OF S&P 500(R) INDEX

                               DATE        INDEX LEVEL

                           11/14/2003       1050.35
                           11/21/2003       1035.28
                           11/28/2003       1058.20
                            12/5/2003       1061.50
                           12/12/2003       1074.14
                           12/19/2003       1088.67
                           12/26/2003       1095.89
                             1/2/2004       1108.48
                             1/9/2004       1121.86
                            1/16/2004       1139.83
                            1/23/2004       1141.55
                            1/30/2004       1131.13
                             2/6/2004       1142.76
                            2/13/2004       1145.81
                            2/20/2004       1144.11
                            2/27/2004       1144.94
                             3/5/2004       1156.86
                            3/12/2004       1120.57
                            3/19/2004       1109.78
                            3/26/2004       1108.06
                             4/2/2004       1141.81
                             4/9/2004       1139.32
                            4/16/2004       1134.61
                            4/23/2004       1140.60
                            4/30/2004       1107.30
                             5/7/2004       1098.70
                            5/14/2004       1095.70
                            5/21/2004       1093.56
                            5/28/2004       1120.68
                             6/4/2004       1122.50
                            6/11/2004       1136.47
                            6/18/2004       1135.02
                            6/25/2004       1134.43
                             7/2/2004       1125.38
                             7/9/2004       1112.81
                            7/16/2004       1101.39
                            7/23/2004       1086.20
                            7/30/2004       1101.72
                             8/6/2004       1063.97
                            8/13/2004       1064.80
                            8/20/2004       1098.35
                            8/27/2004       1107.77
                             9/3/2004       1113.63
                            9/10/2004       1123.92
                            9/17/2004       1128.55
                            9/24/2004       1110.11
                            10/1/2004       1131.50
                            10/8/2004       1122.14
                           10/15/2004       1108.20
                           10/22/2004       1095.74

                WEEKLY HISTORICAL PERFORMANCE OF S&P 500(R) INDEX

                               DATE        INDEX LEVEL

                           10/29/2004       1130.20
                            11/5/2004       1166.17
                           11/12/2004       1184.17
                           11/19/2004       1170.34
                           11/26/2004       1182.65
                            12/3/2004       1191.17
                           12/10/2004       1188.00
                           12/17/2004       1194.22
                           12/24/2004       1210.13
                           12/31/2004       1211.92
                             1/7/2005       1186.19
                            1/14/2005       1184.52
                            1/21/2005       1167.87
                            1/28/2005       1171.36
                             2/4/2005       1203.03
                            2/11/2005       1205.30
                            2/18/2005       1201.59
                            2/25/2005       1211.37
                             3/4/2005       1222.12
                            3/11/2005       1200.08
                            3/18/2005       1189.65
                            3/25/2005       1171.42
                             4/1/2005       1172.92
                             4/8/2005       1181.20
                            4/15/2005       1142.62
                            4/22/2005       1152.12
                            4/29/2005       1156.85
                             5/6/2005       1171.35
                            5/13/2005       1154.05
                            5/20/2005       1189.28
                            5/27/2005       1198.78
                             6/3/2005       1196.02
                            6/10/2005       1198.11
                            6/17/2005       1216.96
                            6/24/2005       1191.57
                             7/1/2005       1194.44
                             7/8/2005       1211.86
                            7/15/2005       1227.92
                            7/22/2005       1233.68
                            7/29/2005       1234.18
                             8/5/2005       1226.42
                            8/12/2005       1230.39
                            8/19/2005       1219.71
                            8/26/2005       1205.10
                             9/2/2005       1218.02
                             9/9/2005       1241.48
                            9/16/2005       1237.91
                            9/23/2005       1215.29
                            9/30/2005       1228.81
                            10/7/2005       1195.90

                WEEKLY HISTORICAL PERFORMANCE OF S&P 500(R) INDEX

                               DATE        INDEX LEVEL

                           10/14/2005       1186.57
                           10/21/2005       1179.59
                           10/28/2005       1198.41
                            11/4/2005       1220.14
                           11/11/2005       1234.72
                           11/18/2005       1248.27
                           11/25/2005       1268.25
                            12/2/2005       1265.08
                            12/9/2005       1259.37
                           12/16/2005       1267.32
                           12/23/2005       1268.66
                           12/30/2005       1248.29
                             1/6/2006       1285.45
                            1/13/2006       1287.61
                            1/20/2006       1261.49
                            1/27/2006       1283.72
                             2/3/2006       1264.03
                            2/10/2006       1266.99
                            2/17/2006       1287.24
                            2/24/2006       1289.43
                             3/3/2006       1287.23
                            3/10/2006       1281.58
                            3/17/2006       1307.25
                            3/24/2006       1302.95
                            3/31/2006       1294.83
                             4/7/2006       1295.50
                            4/14/2006       1289.12
                            4/21/2006       1311.28
                            4/28/2006       1310.61
                             5/5/2006       1325.76
                            5/12/2006       1291.24
                            5/19/2006       1267.03
                            5/26/2006       1280.16
                             6/2/2006       1288.22
                             6/9/2006       1252.30
                            6/16/2006       1251.54
                            6/23/2006       1244.50
                            6/30/2006       1270.20
                             7/7/2006       1265.48
                            7/14/2006       1236.20
                            7/21/2006       1240.29
                            7/28/2006       1278.55
                             8/4/2006       1279.36
                            8/11/2006       1266.74
                            8/18/2006       1302.30
                            8/25/2006       1295.09
                             9/1/2006       1311.01
                             9/8/2006       1298.92
                            9/15/2006       1319.87
                            9/22/2006       1314.78

                WEEKLY HISTORICAL PERFORMANCE OF S&P 500(R) INDEX

                               DATE        INDEX LEVEL

                            9/29/2006       1335.85
                            10/6/2006       1349.58
                           10/13/2006       1365.62
                           10/20/2006       1368.60
                           10/27/2006       1377.34
                            11/3/2006       1364.30
                           11/10/2006       1380.90
                           11/17/2006       1401.20
                           11/24/2006       1400.95
                            12/1/2006       1396.71
                            12/8/2006       1409.84

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Lehman Brothers Inc. and Lehman Brothers Inc. has agreed to purchase, all of the notes at the price indicated on the cover of the pricing supplement.

We have agreed to indemnify Lehman Brothers Inc. against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Lehman Brothers Inc. may be required to make relating to these liabilities as described in the MTN prospectus supplement and the base prospectus.

Lehman Brothers Inc. will offer the notes initially at a public offering price equal to the issue price set forth on the cover of the pricing supplement. After the initial public offering, the public offering price may from time to time be varied by Lehman Brothers Inc.

We have granted to Lehman Brothers Inc. an option to purchase, at any time within 13 days of the original issuance of the notes, up to $[  ] additional aggregate principal amount of notes solely to cover over-allotments. To the extent that the option is exercised, Lehman Brothers Inc. will be committed, subject to certain conditions, to purchase the additional notes. If this option is exercised in full, the total public offering price, the underwriting discount and proceeds to Lehman Brothers Holdings would be $[  ], $[  ] and $[  ], respectively.

We or our affiliate will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the notes and Lehman Brothers Inc. and/or an affiliate will earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

                                      TS-5